EXHIBIT 10.2

PROMISSORY NOTE

$2,000,000.00	June 30, 2005
DeLand, Florida

FOR VALUE RECEIVED, the undersigned promises to pay to the order of RICHARD F. MURPHY, 2221 Oak Hill Drive, DeLand, FL 32720, or at such other place as the holder hereof shall designate in writing, the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) with interest from the date hereof at the rate of One Percent (1%) over Prime (adjusted as often as quarterly) based on the prime rate of interest as published in the Wall Street Journal, under “Money Rates”, on the principal balance remaining from time to time unpaid, until both principal and interest are paid in full, with the payments being credit first to payment of interest and secondly to reduction of principal. The prime rate defined herein, on the date hereof, is Six Percent (6%), and the initial interest rate applicable hereunder is Seven Percent (7%) per annum.

Monthly payments of PRINCIPAL and INTEREST, at the initial rate set forth above, in the amount of TWENTY FOUR THOUSAND AND 00/100 DOLLARS ($24,000.00) shall be due and payable beginning July 30, 2005 and on the 30th day of each month thereafter for a period of 59 months. A final payment of the remaining principal, plus accrued interest, at the rate set forth above, shall be due and payable on the 60th payment (June 30, 2010). This loan is amortized over 10 years. Interest calculated hereunder shall be based upon a 360-day year.

The interest on this Note shall never be greater than an amount which, if added to the amount of any discount, additional fees, or charges paid by Makers which constitutes interest under the laws of the State of Florida, would cause the total amount of interest to exceed the maximum rate of interest chargeable to Makers under the governing law. Holder agrees to refund, and Makers agree to accept refund of, any and all sums received hereunder by Holder which are determined to be usurious by any court of competent jurisdiction, together with interest on such overcharge at the maximum lawful rate then in effect.

This note with interest is secured by a Mortgage of even date herewith made by the Makers hereof in favor of said Lender, and shall be construed and enforced according to the laws of the State of Florida.

All instruments securing this note are cross-defaulted with one another and with this note. At the option of Holder, a default of any such other instrument will be deemed a default of this note and a default under this note will be deemed a default under any such other instrument.

If default be made in the payment of any of the sums or interest mentioned herein or in said Mortgage, a continuation thereof for thirty (30) days, or in the performance of any of the agreements contained herein or in said Mortgage, then the entire principal sum and accrued interest shall at the option of the Holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default.

THE MAKERS AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER EXTENDING CREDIT TO MAKER.

If any sum of money herein referred to be not promptly paid within ten (10) days next after the same becomes due, Makers shall pay a late charge equal to five percent (5%) of the amount past due.

Each person liable hereon, whether maker or endorser, hereby waives presentment, protest, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney’s fee, whether suit be brought or not, if, after maturity of this note or default hereunder or under said Mortgage, counsel shall be employed to collect this note or to protect the security of said Mortgage.

Whenever used herein, the terms “holder”, “lender” “maker” “borrower” and “payee” shall be construed in the singular or plural as the context may require or admit.

$7,000.00 Florida Doc. Stamps and $4,000.00 Intangible Tax affixed to mortgage note and canceled.

VOLUSIA OPERATIONS, LLC
	By:	Boundless Track
Operations, Inc., its Manager

By:	/s/ Brian Carter

Brian Carter, Vice President

Makers’ Address:
2500 McGee Road
Norman, Oklahoma 73072